SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

[X]	PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 16, 2001
Date of Report (Date of earliest event reported)

00000-26793
(Commission File Number)

BIGSTAR ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	13-3995258 (IRS Employer Identification No.)

19 Fulton St. New York, NY (Address of principal executive offices)	10038 (Zip Code)

(212) 981-6300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5.   Other Events

             On January 16, 2001, Bigstar Entertainment Inc. was delisted from the NASDAQ National Market. Accordingly on January 17, 2001, the company’s common stock commenced trading on the OTC Bulletin Board. On January 16, 2001 Robert S. Yingling, Chief Financial Officer, resigned to pursue other opportunities.

ITEM 7.   Exhibits

             No. 99.1   Press Release dated 1/17/01 “Bigstar Entertainment moves to OTC Bulletin Board”

             No. 99.2   Press Release dated 1/17/01 “Bigstar Entertainment announces resignation of Chief Financial Officer”

SIGNATURES

             Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIGSTAR ENTERTAINMENT
Date: January 22, 2001	By:	/s/ DAVID FRIEDENSOHN

CEO